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                                                                    EXHIBIT 99.1

                                [CARAUSTAR LOGO]

FOR IMMEDIATE RELEASE
MAY 9, 2001

                                          CONTACT: Caraustar Industries, Inc.
                                                   H. Lee Thrash, III
                                                   Chief Financial Officer
                                                   (770) 948-3101

                                                   Georgia-Pacific Corporation
                                                   Greg Guest, Media
                                                   (404) 652-4739
                                                   Richard Good, Investors
                                                   (404) 652-4720

                     CARAUSTAR AND GEORGIA-PACIFIC ANNOUNCE
                    TENTATIVE SETTLEMENT OF CONTRACT DISPUTE

ATLANTA, GEORGIA - Georgia-Pacific Corp. (NYSE: GP) and Caraustar Industries Inc. (NASDAQ-NMS: CSAR) jointly announced a tentative settlement today in the legal dispute over terms of a paper supply agreement. Caraustar and G-P Gypsum, a wholly owned subsidiary of Georgia-Pacific, signed a new 10-year agreement under which Caraustar will produce and sell to G-P Gypsum between 1.89 and 3.78 billion square feet of paper per year to be used in G-P Gypsum's new ToughRock wallboard.

Upon satisfactory completion of an initial transition period, the new agreement will become effective and the companies will dismiss all pending litigation. This is expected to take place in the next 90 days.

"We look forward to once again doing business with Caraustar," said Dave Fleiner, president - G-P Gypsum. "I think it says a lot for both companies that we were able to resolve our differences and reach a business solution that is satisfactory to both G-P and Caraustar."


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"G-P Gypsum is a valued and important customer for Caraustar, and we are very pleased to be serving their business needs once again," said Randy Foster, Caraustar's vice president, sales and marketing.

Caraustar, a recycled packaging company, is one of the largest and lowest-cost manufacturers and converters of recycled paperboard and recycled packaging products in the United States. The company has developed its leadership position in the industry through diversification and integration from raw materials to finished products. Caraustar is the only major packaging company that serves the four principal recycled paperboard product markets: tubes, cores and cans; folding carton and custom packaging; gypsum wallboard facing paper; and miscellaneous "other specialty" products.

One of the largest producers of gypsum products in North America, G-P Gypsum has 33 facilities and 2,600 employees in the United States and Canada. Headquartered at Atlanta, Georgia-Pacific is one of the world's leading manufacturers and distributors of tissue, pulp, paper, packaging, building products and related chemicals.

This press release may contain certain "forward-looking statements", within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that represent Caraustar's expectations, anticipations or beliefs, including statements regarding the conditions to settlement of the litigation and effectiveness of a new supply agreement. Caraustar can give no assurance that these conditions will be satisfied. These statements involve risks and uncertainties that could cause actual results to differ materially depending on a variety of important factors, including, but not limited to, Caraustar's ability to meet, and Georgia-Pacific's determination of whether Caraustar has met, the product suitability conditions and the degree to which the parties act in good faith. Additional risk factors are discussed in the company's registration statements and reports filed with the Securities and Exchange Commission, which are available from Caraustar. These documents also may be examined at public reference facilities maintained by the Securities and Exchange Commission or, to the extent filed via EDGAR, accessed through the Web site of the Securities and Exchange Commission (http://www.sec.gov). Caraustar does not undertake any obligation to update any forward-looking statements.

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